Exhibit 99.1

Press Release

SOURCE: Optical Communication Products, Inc.

Optical Communication Products, Inc. Announces Financial Results for the Quarter Ended September 30, 2005

Woodland Hills, Calif. - (Business Wire) - November 16, 2005 - Optical Communication Products, Inc. (Nasdaq: OCPI) (the "Company"), a manufacturer of fiber optic subsystems and modules for metropolitan area, local area and storage area networks, today reported financial results for the fourth quarter and fiscal year ended September 30, 2005.

Revenue for the fourth quarter of fiscal 2005 was $14.8 million, an increase of 8.7% compared with $13.6 million for the third quarter of fiscal 2005, and an increase of 12.5% compared with $13.2 million for the fourth quarter of fiscal 2004. Net income for the fourth quarter of fiscal 2005 was $1.6 million, compared to net income of $468,000 for the third quarter of fiscal 2005 and a net loss of $673,000 for the fourth quarter of fiscal 2004. Net income per diluted share for the fourth quarter of fiscal 2005 was $0.01 per share compared with net income per diluted share of $0.00 for the third quarter of fiscal 2005 and compared with a net loss per diluted share of $0.01 for the fourth quarter of fiscal 2004.

Revenue for fiscal 2005 was $56.0 million, a decrease of 2.0% from $57.1 million for fiscal 2004. Net income for fiscal 2005 was $941,000, compared to a net loss of $1.3 million for fiscal 2004. Net income per diluted share for fiscal 2005 was $0.01 per share compared with a net loss per diluted share of $0.01 for fiscal 2004. The Company utilized approximately $2.6 million of inventory in production during fiscal 2005 that had previously been written down to zero, compared to $5.2 million during fiscal 2004.

"We are pleased with the results of our fiscal 2005, particularly this fourth quarter," said Dr. Muoi Van Tran, OCP's Chairman and CEO. "During this quarter we have seen a higher level of activity from our customers which resulted in an increase in new orders compared to previous quarters. We also continue to enjoy a strong cash position, with approximately $149 million in cash, cash equivalents and marketable securities as of September 30, 2005."

For the first quarter of fiscal 2006 ending December 31, 2005, the Company expects revenue to be within the range of $17 million to $18 million.

About OCP

About Optical Communication Products

OCP designs, manufactures and sells a comprehensive line of high performance, highly reliable fiber optic subsystems and modules for metropolitan area, local area and storage area networks. OCP's subsystems and modules include optical transmitters, receivers, transceivers and transponders that convert electronic signals into optical signals and back to electronic signals, enabling high-speed communication of voice and data traffic over public and private fiber optic networks. For more information visit OCP's web site at www.ocp-inc.com.

OCP was founded in 1991 and has its headquarters in Woodland Hills, California. Furukawa Electric Co. Ltd., based in Tokyo, beneficially owns 58.4% of OCP's outstanding capital stock as of September 30, 2005.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

This release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by OCP, including its periodic filings on Forms 10-K, 10-Q and 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the risks that the market downturn in the fiber optic communications market will last longer than anticipated, our customers are unable to reduce their inventory levels in the near-term, and we are unable to diversify and increase our customer base. On September 29, 2003, OCP announced that a special committee of its board of directors is evaluating strategic alternatives to enhance shareholder value and liquidity and that the special committee had retained Bear, Stearns & Co. Inc., which is advising the committee in evaluating strategic alternatives, including a special dividend, share repurchases, strategic merger or sale of the Company. Other factors that could cause OCP's actual results to differ materially from those expressed or implied in the forward-looking statements include the risk that none of the strategic alternatives being evaluated will be implemented by OCP. OCP undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Contact:
Susie Nemeti, CFO
(818) 251-7100
Optical Communication Products, Inc.



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
                                                        Optical Communication Products, Inc.
                                                              Statements Of Operations
                                                        (In thousands, except per share data)


                                      Three months ended September 30,        Fiscal year ended September 30,
                                   ---------------------------------------   ----------------------------------
                                         2005                 2004                2005               2004
                                   ---------------------------------------   ----------------------------------

Revenue                              $     14,806         $     13,166        $     55,978      $      57,143

Cost of Revenue                             8,476                7,916              34,326             32,648
                                     ------------         ------------        ------------      -------------

Gross Profit                                6,330                5,250              21,652             24,495
                                     ------------         ------------        ------------      -------------

Operating Expenses:

        Research and development            3,467                4,052              14,621             17,022
        Sales and marketing                 1,137                1,190               4,710              5,021
        General and administrative          1,352                1,121               5,012              5,849
                                     ------------         ------------        ------------      -------------

        Total expenses                      5,956                6,363              24,343             27,892
                                     ------------         ------------        ------------      -------------

Gain from sale of real property                 -                    -                   -                942
                                     ------------         ------------        ------------      -------------

Income (Loss) from Operations                 374               (1,113)             (2,691)            (2,455)
                                     ------------         ------------        ------------      -------------

Other Income, net                           1,201                  617               3,633              1,517
                                     ------------         ------------        ------------      -------------

Income (Loss) Before Income Taxes           1,575                 (496)                942               (938)

Income Tax Expense                              1                  177                   1                369
                                     ------------         ------------        ------------      -------------

Net Income (Loss)                    $      1,574         $       (673)       $        941      $      (1,307)
                                     ============         ============        ============      =============

Basic Shares                              112,972              112,769             112,894            112,553
Diluted Shares                            113,834              112,769             113,810            112,553

Basic Income (Loss) Per Share        $       0.01         $      (0.01)       $       0.01      $       (0.01)
Diluted Income (Loss) Per Share      $       0.01         $      (0.01)       $       0.01      $       (0.01)


                                      Optical Communication Products, Inc.
                                                 Balance Sheet
                                (In thousands, except share and per share data)

                                                               September 30,    September 30,
                                                               ------------------------------
ASSETS                                                             2005             2004
                                                               ------------------------------
Current Assets:
  Cash and cash equivalents                                    $    83,975      $    75,423
  Marketable securities                                             64,645           75,131
  Accounts receivable less allowance for doubtful accounts:
  $426 at September 30, 2005 and  $362 at September 30, 2004         9,481            8,566
  Inventories                                                       15,318            8,649
  Prepaid expenses and other current assets                          1,017            1,118
                                                                ----------       ----------
Total Current Assets                                               174,436          168,887
Property, Plant and Equipment, net                                  24,914           29,278
Other Assets                                                           902            1,802
                                                                ----------       ----------

          Total Assets                                         $   200,252      $   199,967
                                                                ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                             $     3,169      $     1,136
  Accounts payable to related parties                                4,095            3,325
  Accrued bonus                                                      1,916            4,451
  Other accrued expenses                                             2,434            3,237
  Income taxes payable                                                 130              158
                                                                ----------       ----------
Total Current Liabilities                                           11,744           12,307
Other Long-term Liabilities                                            200              400

Stockholders' Equity:
  Class A - common stock, $.001 par value; 200,000,000
    shares authorized, 46,981,407 shares and 46,771,927
    shares issued and outstanding at September 30, 2005
    and September 30, 2004, respectively.                               47               47
  Class B - common stock $.001 par value; 66,000,000 shares
    authorized, 66,000,000 shares issued and outstanding at
    September 30, 2005 and September 30, 2004.                          66               66
  Additional paid-in capital                                       133,024          132,917
  Retained earnings                                                 55,171           54,230
                                                                ----------       ----------
          Total Stockholders' Equity                               188,308          187,260
                                                                ----------       ----------

                                                               $   200,252      $   199,967
                                                                ==========       ==========